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FOR IMMEDIATE RELEASE

            PARTY CITY ANNOUNCES AGREEMENTS WITH VENDORS AND LENDERS

     Rockaway, New Jersey, November 29, 1999 - Party City Corporation today announced that its vendors and lenders have agreed to waive certain existing defaults under various loan agreements to which Party City is a party. These defaults were caused by Party City's failure to make certain required payments to its vendors on November 15. Effective immediately, certain vendors also have agreed to extend credit to Party City subject to certain limitations.

     In addition, certain of Party City's lenders have agreed not to exercise any of their rights arising from Party City's failure to comply with certain financial covenants until the earlier of January 15, 2000 or the date on which Party City refinances its existing bank debt.

     Party City is a specialty retailer of party supplies through its national network of discount super stores.

     Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among other things, the competitive environment in the party goods industry in general and in the Company's specific market areas, inflation, changes in costs of goods and services and economic conditions in general. Those and other risks are more fully described in the Company's filings with the Securities and Exchange Commission.



Contact:
Gordon Keil
Senior Vice President
(973) 983-0888 Ext. 244